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                                                                     Exhibit 4.3

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                       FIRST SUPPLEMENTAL TRUST INDENTURE

                                     BETWEEN

                            CITY OF FORSYTH, MONTANA

                                       AND

                        J.P. MORGAN TRUST COMPANY, N.A.,
   (successor in interest to Chase Manhattan Bank and Trust Company, National
                                  Association)
                                   as Trustee

                         -------------------------------

                             Dated as of May 1, 2005

                         -------------------------------

                                   Relating to
                                   $66,700,000
                            City of Forsyth, Montana
                    Pollution Control Revenue Refunding Bonds
                      (Avista Corporation Colstrip Project)
                                  Series 1999A

================================================================================

      Amending and restating the Trust Indenture, dated as of September 1, 1999, between the City of Forsyth, Montana and J.P. Morgan Trust Company, N.A. (successor in interest to Chase Manhattan Bank and Trust Company, National Association).

                                 Series 1999A First Supplemental Trust Indenture

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                                TABLE OF CONTENTS

SECTION                              HEADING                                               PAGE
PARTIES.................................................................................     1

Recitals................................................................................     1

ARTICLE I DEFINITIONS...................................................................     2

    Section 1.01.   Definitions Contained in the Original Indenture.....................     2
    Section 1.02.   New Definitions.....................................................     2

ARTICLE II AMENDMENTS OF ORIGINAL INDENTURE.............................................     3

    Section 2.01.   Amendment and Restatement of the Original Indenture.................     3

ARTICLE III MISCELLANEOUS...............................................................     4

    Section 3.01.   Trustee Representations.............................................     4
    Section 3.02.   Execution of Counterparts...........................................     4
    Section 3.03.   Effective Date; Original Indenture Remains Effective as Amended.....     4

Testimonium.............................................................................     5

Signatures..............................................................................     5

EXHIBIT A  --  CONSENT OF COMPANY

EXHIBIT B  --  CONSENT OF PROVIDER

                                 Series 1999A First Supplemental Trust Indenture

                                      -i-
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                       FIRST SUPPLEMENTAL TRUST INDENTURE

            THIS FIRST SUPPLEMENTAL TRUST INDENTURE, dated as of May 1, 2005 (the "First Supplemental Indenture"), amending and restating that certain Trust Indenture, dated as of September 1, 1999 (the "Original Indenture"), each between the CITY OF FORSYTH, MONTANA (the "Issuer"), a duly organized and existing political subdivision of the State of Montana and J.P. MORGAN TRUST COMPANY, N.A., (successor in interest to Chase Manhattan Bank and Trust Company, National Association) a national banking association (the "Trustee"),

                                   WITNESSETH:

            WHEREAS, the Issuer has previously issued its Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project), Series 1999A (the "Bonds"), in the aggregate principal amount of $66,700,000, pursuant to the Original Indenture; and

            WHEREAS, in order to comply with certain covenants made by Avista Corporation (the "Company") in that certain Insurance Agreement, dated as of September 1, 1999, between the Company and the Provider, the Company desires now to provide additional security for the payment of the principal of, premium, if any, and interest on the Bonds by delivering to the Trustee, for the account of the Issuer, the Company's first mortgage bonds (the "First Mortgage Bonds") or other suitable security that may be provided by the Company; and

            WHEREAS, the Issuer deems it necessary and desirable to enter into this First Supplemental Indenture in order to amend and restate the Original Indenture to provide for such First Mortgage Bonds to secure the Bonds and to make other amendments to the Original Indenture; and

            WHEREAS, Section 12.01(b) of the Original Indenture provides that the Issuer and the Trustee may, without the consent of the Owners of the Bonds, enter into a Supplemental Indenture "...to assign or pledge additional security for any of the Bonds...which in the judgment of the Trustee in not materially adverse to the Owners of the Bonds;" and

            WHEREAS, the Favorable Opinion of Bond Counsel required by Section
12.01 of the Indenture has been delivered to the Issuer and the Trustee; and

            WHEREAS, the Consent of the Company, attached as Exhibit A, required by Section 12.04 of the Original Indenture has been delivered to the Issuer and the Trustee; and

            WHEREAS, the Consent of the Provider, attached as Exhibit B, required by Section 12.04 of the Original Indenture has been delivered to the Issuer and the Trustee; and

            WHEREAS, the Trustee has provided written notice of this First Supplemental Indenture to Moody's, S&P, the Provider, the Remarketing Agent and the Owners of all Outstanding Bonds, as provided in Section 12.01 of the Original Indenture; and

                                 Series 1999A First Supplemental Trust Indenture

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            WHEREAS, in the judgment of the Trustee, the assignment and pledge of the First Mortgage Bonds and the associated amendment and restatement of the Original Indenture is not materially adverse to the Owners of the Bonds; and

            WHEREAS, the execution and delivery of this First Supplemental Indenture has been duly authorized by the governing body of the Issuer and all things necessary to make this First Supplemental Indenture a valid and binding agreement have been done;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. Definitions Contained in the Original Indenture. Except as otherwise provided in this First Supplemental Indenture, words and terms that are defined in the Original Indenture shall have the same meanings ascribed to them therein when used herein, unless the context or use indicates a different meaning or intent.

      Section 1.02. New Definitions. The following terms as used in this First Supplemental Indenture shall have the following meanings:

            "First Supplemental Indenture" means this First Supplemental Trust Indenture, amending and restating the Original Indenture.

            "First Supplemental Loan Agreement" means that certain First Supplemental Loan Agreement, dated as of May 1, 2005, between the Issuer and the Company, amending and restating the Original Loan Agreement.

            "Indenture" means the Original Indenture, as amended and restated by this First Supplemental Indenture.

            "Original Indenture" means the Trust Indenture, dated as of September 1, 1999, between the Issuer and the Trustee, authorizing, among other things, the issuance of the Bonds.

            "Original Loan Agreement" means that certain Loan Agreement, dated as of September 1, 1999, between the Issuer and the Company.

            "Trustee" means J.P. Morgan Trust Company, N.A. (successor in interest to Chase Manhattan Bank and Trust Company, National Association).

                                 Series 1999A First Supplemental Trust Indenture

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                                   ARTICLE II

                         AMENDMENT OF ORIGINAL INDENTURE

      Section 2.01. Amendment and Restatement of the Original Indenture. The Original Indenture is hereby amended and restated to read as follows:

                                 Series 1999A First Supplemental Trust Indenture

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                     [INSERT AMENDED AND RESTATED INDENTURE]

                                 Series 1999A First Supplemental Trust Indenture

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                                   ARTICLE III

                                  MISCELLANEOUS

      Section 3.01. Trustee Representations. With the exception of the First Supplemental Loan Agreement, the Trustee hereby represents that it has not previously entered into any amendments to the Original Indenture or previously consented to any amendments to the Original Loan Agreement. The Trustee further represents that, according to its records, $66,700,000 principal amount of the Bonds are Outstanding.

      Section 3.02. Execution of Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original and all of which shall constitute but one and the same instrument.

      Section 3.03. Effective Date; Original Indenture Remains Effective as Amended. The provisions of this First Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This First Supplemental Indenture and all terms and provisions herein contained shall form a part of the Original Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture, and the Original Indenture, as amended and restated hereby, remains in full force and effect in accordance with the terms and provisions thereof.

      Section 3.04. No Recitals, et. Except for the recitals contained herein expressly made by the Trustee, the recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

                            (Signature page follows.)

                                 Series 1999A First Supplemental Trust Indenture

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      IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed as of the day and year first above written.

                                       CITY OF FORSYTH, MONTANA

                                       By  /s/ Sandra Wright
                                           -----------------------------------
                                           Mayor Pro-Tem

ATTEST AND COUNTERSIGN:

By  /s/ Doris Pinkerton
    ------------------------------
    City Clerk-Treasurer

[SEAL]

                                 Series 1999A First Supplemental Trust Indenture

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                                       J.P. MORGAN TRUST COMPANY, N.A.,
                                           as Trustee

                                       By  /s/ Mary Jane Henson
                                           -----------------------------------
                                           Vice President

                                 Series 1999A First Supplemental Trust Indenture

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                                    EXHIBIT A

                               CONSENT OF COMPANY

      Responsive to Section 12.04 of the Trust Indenture, dated as of September 1, 1999 (the "Original Indenture"), between the City of Forsyth, Montana (the "Issuer"), and J.P. Morgan Trust Company, N.A. (successor in interest to Chase Manhattan Bank and Trust Company, National Association) (the "Trustee"), Avista Corporation hereby consents to the execution and delivery of the attached First Supplemental Trust Indenture, dated as of May 1, 2005, between the Issuer and the Trustee, and the resultant amendment to and restatement of the Original Indenture.

                                       AVISTA CORPORATION

                                       By  /s/ Diane Thoren
                                           ----------------------------------
                                           Authorized Company Representative

                                 Series 1999A First Supplemental Trust Indenture

                                      A-1
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                                    EXHIBIT B

                               CONSENT OF PROVIDER

      Responsive to Section 12.04 of the Trust Indenture, dated as of September 1, 1999 (the "Original Indenture"), between the City of Forsyth, Montana (the "Issuer"), and J.P. Morgan Trust Company, N.A. (successor in interest to Chase Manhattan Bank and Trust Company, National Association) (the "Trustee"), Ambac Assurance Corporation, as Provider, hereby consents to the execution and delivery of the attached First Supplemental Trust Indenture, dated as of May 1, 2005, between the Issuer and the Trustee, and the resultant amendment to and restatement of the Original Indenture.

                                       AMBAC ASSURANCE CORPORATION

                                       By  /s/ Dennis Pidherny
                                           ----------------------------------
                                           Authorized Representative

                                 Series 1999A First Supplemental Trust Indenture

                                       B-1